UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2013

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of Registrant

           Effective March 11, 2013, the Company issued its Promissory Note to Joseph Lu (“ Lu Note”), its Chief Executive Officer, in the principal amount of $ 2,000,000.00 in consideration of Mr. Lu advancing funds to pay off the outstanding balance on the Company’s line of credit with Key Bank National Association, Portland, Oregon. The Lu Note bears interest at the rate of six percent (6%) per annum. The maturity date of the Lu Note is June 30, 2015.

Effective March 15, 2013, the Company issued its Promissory Note to 3U (HK) Trading Co. Limited (“3U (HK) Note”) in the principal amount of $2,000,000.00  in consideration of a loan in that amount from 3U (HK) Trading Co. Limited. The 3U (HK) Note bears interest at the rate of six percent (6%) per annum. The maturity date of the 3U(HK) Note is June 30, 2015.

3U(HK) Trading Co. Limited is not an affiliated entity of the Company. The proceeds of the 3U(HK) Note will be used for general working capital purposes.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Promissory Note dated March 11, 2013
99.2	Promissory Note dated March 15, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: March 29, 2013	By: /s/ Joseph Lu
Chief Executive Officer